Exhibit 23.2

                        Report of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 17, 1998, incorporated by reference in Sigma-Aldrich Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



St. Louis, Missouri,                         Arthur Andersen LLP
     September 28, 1998